UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2019

CISION LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	000-38140 (Commission File Number)	N/A (IRS Employer Identification No.)

130 East Randolph Street, 7th Floor Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (866) 639-5087

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 23, 2019, Cision Ltd. (the “Company”) issued a press release announcing its preliminary unaudited financial results for the quarter and fiscal year ended December 31, 2018, along with its outlook for the fiscal year ending December 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On January 23, 2019, the Company and certain of its wholly owned subsidiaries (collectively, the “Buyers”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Buyers acquired all of the outstanding capital stock (the “Acquisition”) of TrendKite Inc., a Delaware corporation (“TrendKite”). The Acquisition was completed simultaneously with the signing of the Merger Agreement. Consideration for the acquisition was comprised of (i) cash consideration of approximately $94.0 million and (ii) an aggregate of 10.3 million ordinary shares of the Company, par value $0.0001 per share (the “Merger Shares”), which will be issued to certain equityholders of TrendKite upon receipt of approval from the New York Stock Exchange.

The issuance of the Merger Shares under the Merger Agreement will be made in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and the regulations promulgated thereunder. The Company will rely on these exemptions from registration based in part on representations made by TrendKite and certain of its equityholders. No underwriters were involved in the issuance of the Merger Shares.

Item 7.01 Regulation FD.

On January 23, 2019, the Company issued a press release announcing the signing of the Merger Agreement and the completion of the Acquisition of Trendkite, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. TrendKite had revenues of approximately $25.4 million for the twelve months ended December 31, 2018.

The information set forth in Item 2.02 and Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 is being furnished hereby and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The inclusion of this information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our our future financial and operating performance outlook for the fiscal year ending December 31, 2019, as well as information relating to the acquisition of TrendKite and our divestiture of certain e-mail marketing assets and the realization of the expected benefits therefrom. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Accordingly, you should not place undue reliance on these statements, as actual results may vary materially. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements are described in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. Our public filings with the Securities and Exchange Commission are available at www.sec.gov. Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated January 23, 2019 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2019

CISION LTD.

By:	/s/ Jack Pearlstein
Name: Jack Pearlstein
Title: Chief Financial Officer